Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

REQUIRED BY RULE 13a-14(b) or RULE 15d-14(b)

AND SECTION 906 OF THE SARBANES-OXLEY ACT

OF 2002, 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Williams Controls, Inc (the “Company”) on Form 10-Q for the period ended

March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick W. Cavanagh, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ PATRICK W. CAVANAGH

Patrick W. Cavanagh

Chief Executive Officer

Williams Controls, Inc.

May 11, 2010